UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2026

Powerus Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Paragon Way Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-567-0323

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PUSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 5, 2026, Powerus Corporation (the “Company” or “Powerus”) is providing the following business and pipeline update for discussions with investors from time to time:

●	As of November 5, 2026, the Company has executed purchase orders and contracts representing projected revenue of $130 million, which are expected to be recognized within the next 12 months.

●	The Company estimates its current total unweighted pipeline of revenue opportunities is approximately $4.5 billion with an estimated weighted pipeline of $334 million.

Unweighted pipeline is calculated using the sum of management’s estimate of the gross revenue of each opportunity the Company considers to be open, which reflects U.S. government, international government, prime contractor, and commercial customer opportunities as of November 5, 2026. Management estimates the weighted pipeline figure by multiplying the estimated gross revenue of each opportunity by the estimated probability of award for that opportunity based on the current stage of the opportunity. Both figures exclude booked orders and opportunities that have been closed, won, or lost. Gross revenue and probabilities are based on management estimates, are reviewed regularly, and may change materially from time to time.

Pipeline is not a measure of backlog, booked orders, or revenue, and is not a forecast or guidance of future revenue or results. Opportunities in the pipeline may not be awarded to Powerus, may be awarded at lower values or later than expected, or may not proceed at all.

The information in the presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Powerus’s weighted and unweighted sales pipeline, including the estimated gross revenue and estimated probability of award of open opportunities, and the conversion of signed purchase orders and sales contracts into revenue. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “estimates,” “believes,” “potential,” or “continue” or negatives of such terms or other comparable terminology. These statements are based on management’s current expectations, estimates and assumptions and are subject to risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements.

Risks, uncertainties and other factors that could cause actual results to differ materially include, without limitation: (1) pipeline estimates of gross revenue and probabilities of award are management estimates based on assumptions that may prove incorrect and may change materially; (2) opportunities may not be awarded to Powerus, or may be awarded at lower values or on later timelines than expected, or may not proceed at all; (3) a substantial portion of the pipeline is concentrated in a small number of large international government counter-UAS opportunities, each currently assigned a low estimated probability of award, which are subject to political conditions, export control and other regulatory approvals, foreign currency and funding availability, and changes in customer priorities; (4) pipeline is not backlog, booked orders, or revenue and is not indicative of future results; (5) signed purchase orders and sales contracts may be modified, reduced, delayed, or terminated, including for the customer’s convenience, and may not be fully converted into revenue; (6) Powerus’s ability to manufacture and deliver products and services on time and on budget, including risks related to supply chain constraints; (7) Powerus’s ability to integrate the businesses combined in its recent merger; (8) competition; and (9) changes in government budgets, appropriations, or procurement priorities. Additional risks and uncertainties are described under “Risk Factors” in Powerus’ registration statement on Form S-4, any subsequent Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release, and except as required by law, Powerus undertakes no obligation to update or revise them, including the pipeline information presented in this press release, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026

Powerus Corporation

By:	/s/ Jim Biehl
Name:	Jim Biehl
Title:	Chief Legal Officer